Exhibit 99.1

Cynthia T. Melo
Director
Listing Qualifications
The Nasdaq Stock Market, Inc.
301-978-8030

By Facsimile and Regular Mail

July 26, 2006

Ms. Jeryl L. Hilleman
Executive Vice President and Chief Financial Officer
Symyx Technologies, Inc.
3100 Central Expressway
Santa Clara, CA 95051

Re:	Symyx Technologies, Inc. (the “Company”)
Nasdaq Symbol: SMMX

Dear Ms. Hilleman:

According to the Form 8-K filed on July 18, 2006 (“Form 8-K”), Mr. Martin Gerstel resigned as a director of the Company effective immediately.  Staff notes that Mr. Gerstel was one of the three members of the Company’s audit committee.(1)  Accordingly, Staff determined that the Company did not comply with Nasdaq’s audit committee requirement as set forth in Marketplace Rule 4350(d)(2) (the “Rule”).

Based on the Company’s submission dated July 26, 2006, Mr. Anthony R. Muller, an independent director was appointed to the audit committee on July 25, 2006.  As a result, the audit committee is comprised of three independent directors.  Accordingly, the Company has regained compliance with the Rule, and subject to the disclosure requirements described below, this matter is now closed.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which is it based.(2)  The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least

(1)             After Mr. Gerstel’s resignation, the audit committee consisted of Thomas Baruch and Kenneth Nussbacher.

(2)             Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement.  The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination Letter on (DATE OF RECEIPT OF STAFF DETERMINATION LETTER) indicating that the Company failed to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)     .

10 minutes prior to its public dissemination.(3)  For your convenience, we have enclosed a list of news services.(4)  In the event the Company does not make the required public announcement, Nasdaq will halt trading in its securities.

Please be advised that Marketplace Rule 4803(a) does not relieve the Company of its disclosure obligation under the federal securities laws.  In that regard, Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.(5)  Accordingly, the Company should consult with counsel regarding its disclosure and other obligations mandated by law.

If you have any questions, please contact Marcia Brown-DeMar, Lead Analyst, at (301) 978-8063.

Sincerely,

(3)             This notice should be provided to the attention of Nasdaq’s MarketWatch Department (telephone: 301/978-8500; facsimile: 301/978-8501), and to Nasdaq’s Listing Qualifications Department (facsimile: 301/978-4028) and the Hearings Department (telephone: 301/978-8071; facsimile: 301/978-8080), 9600 Blackwell Road, Rockville, Maryland 20850.

(4)             The Company must ensure that the full text of the required announcement is disseminated publicly.  The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

(5)             See, SEC Release No. 34-49424.

News Services List

Dow Jones News Wire Spot News Harborside Financial Center 600 Plaza Two Jersey City, NJ 07311-3992 (201) 938-5400 (201) 938-5600 FAX	Bloomberg Business News Newsroom P.O. Box 888 400 College Road East Princeton, NJ 08540-0888 (609) 750-4500 (609) 897-8394 FAX (800) 444-2090 Email: release@Bloomberg.net	PR Newswire 810 7th Avenue, 35th Floor New York, NY 10019 (800) 832-5522 (800) 793-9313 FAX

Businesswire 44 Montgomery Street 39th Floor San Francisco, CA 94104 (415) 986-4422 (415) 788-5335 FAX	Reuters Corporate News Desk 3 Times Square New York, NY 10036 (646) 223-6000 (646) 223-6001 FAX	MarketWire 5757 West Century Blvd. 2nd Floor Los Angeles, CA 90045 (800) 774-9473 (310) 846-3701 FAX